EXHIBIT 10.3
[THERMO LETTERHEAD]
April 4, 2008
Marijn E. Dekkers
President and Chief Executive Officer
Thermo Fisher Scientific Inc.
81 Wyman Street
Waltham, MA 02454
Dear Marijn
Reference is hereby made to your Stock Option Agreement dated as of March 5, 2008 to purchase 982,000 shares of the Company’s common stock under the Company’s 2005 Stock Incentive Plan (the “Stock Option Agreement”). This letter confirms our agreement as to the following:
1. The second to last sentence of Section 2(c) of the Stock Option Agreement which sets forth a definition of the term “cause” shall be deleted in its entirety and the following substituted therefore:
“For purposes of this Agreement, “Cause” shall have the meaning set forth in the Employment Agreement.”
2. Subsection (c) of Section 3 of the Stock Option Agreement is hereby amended by deleting the phrase “notwithstanding anything to the contrary set forth in the Employment Agreement,”.
Very truly yours,
/s/ Stephen P. Kaufman
Stephen P. Kaufman
Chairman of the Compensation Committee
of the Board of Directors
AGREED AND ACCEPTED:
/s/ Marijn E. Dekkers
Marijn E. Dekkers
April 7, 2008